As filed with the Securities and Exchange Commission on March 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Epizyme, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1349956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Technology Square Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan

(Full title of the plan)

Robert B. Bazemore

President and Chief Executive Officer

Epizyme, Inc.

400 Technology Square

Cambridge, MA 02139

(Name and address of agent for service)

(617) 229-5872

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share	2,089,288 shares (2)	$9.21 (3)	$19,242,342.48 (3)	$1,937.71

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 2,089,288 additional shares issuable under the 2013 Stock Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $9.21, the average of the high and low price of the registrant’s Common Stock as reported on the NASDAQ Global Market on March 2, 2016.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 2,089,288 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2013 Stock Incentive Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-189629, filed by the Registrant on June 27, 2013, relating to the Registrant’s 2008 Stock Incentive Plan, 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan, the registration statement on Form S-8, File No. 333-194205, filed by the Registrant on February 28, 2014, relating to the Registrant’s 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan, except for Item 8, Exhibits, and the registration statement on Form S-8, File No. 333-202681, filed by the Registrant on March 12, 2015, relating to the Registrant’s 2013 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 9th day of March, 2016.

EPIZYME, INC.

By:	/s/ Robert B. Bazemore
Robert B. Bazemore
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Epizyme, Inc., hereby severally constitute and appoint Robert B. Bazemore and Andrew E. Singer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Epizyme, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Bazemore Robert B. Bazemore	President, Chief Executive Officer, Director (Principal Executive Officer)	March 9, 2016

/s/ Andrew E. Singer Andrew E. Singer	Executive Vice President of Finance and Administration, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 9, 2016

/s/ Andrew R. Allen Andrew R. Allen, M.D., Ph.D.	Director	March 9, 2016

/s/ Kenneth Bate Kenneth Bate	Director	March 9, 2016

/s/ Carl Goldfischer Carl Goldfischer, M.D.	Director	March 9, 2016

/s/ Robert Gould Robert Gould	Director	March 9, 2016

/s/ David M. Mott David M. Mott	Director	March 9, 2016

/s/ Richard F. Pops Richard F. Pops	Director	March 9, 2016

/s/ Beth Seidenberg Beth Seidenberg, M.D.	Director	March 9, 2016

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(2)	2013 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-35945) on June 7, 2013 and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-187982), and incorporated herein by reference.